FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD THIRD QUARTER 2019 FINANCIAL RESULTS

FROM CONTINUING OPERATIONS

•          GAAP diluted EPS from continuing operations of $0.91, up 54.2% over prior-year

•          Non-GAAP diluted EPS from continuing operations of $0.90, up 15.4% over prior-year

•          Tightens guidance range for 2019 non-GAAP diluted EPS from continuing operations, resulting in growth of 8% to 9% over 2018 non-GAAP diluted EPS from continuing operations

•          Introduces guidance for 2020 non-GAAP diluted EPS from continuing operations, reflecting growth of 6% to 9% over midpoint of 2019 guidance for non-GAAP diluted EPS from continuing operations

MELVILLE, N.Y., November 5, 2019 – Henry Schein, Inc. (Nasdaq: HSIC), the world’s largest provider of health care solutions to office-based dental and medical practitioners, today reported record third quarter financial results from continuing operations. Results from continuing operations exclude contributions from Henry Schein’s former Animal Health business, which was spun off in February 2019 to form a new publicly traded company, Covetrus (Nasdaq: CVET).

Net sales from continuing operations for the quarter ended September 28, 2019, were $2.5 billion, an increase of 6.5% compared with the third quarter of 2018. The 6.5% increase included 7.6% growth in local currencies and a 1.1% decline related to foreign currency exchange. In local currencies, internally generated sales increased 3.9% and growth from acquisitions was 3.7%. Excluding approximately $21.7 million of low-margin sales to Covetrus under the transition services agreement entered into in connection with the Animal Health spin-off, internal sales growth in local currencies was approximately 3.0% (see Exhibit A for details of sales growth).

Net income attributable to Henry Schein, Inc. from continuing operations for the third quarter of 2019 was $134.9 million, or $0.91 per diluted share, compared with prior-year net income from continuing operations of $90.8 million, or $0.59 per diluted share. Third quarter 2019 results include a pre-tax reduction in estimated restructuring costs of $0.8 million, or $0.01 per diluted share, which had been recorded in earlier periods. Excluding the reduction in restructuring costs, non-GAAP net income from continuing operations for the third quarter of 2019 was $134.3 million, or $0.90 per diluted share, compared with non-GAAP net income from continuing operations of $120.0 million, or $0.78 per diluted share, for the third quarter of 2018. Exhibit B provides a reconciliation of GAAP net income and diluted EPS from continuing operations to non-GAAP net income and diluted EPS from continuing operations.

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“Our third quarter financial results are solid with increases in diluted EPS from continuing operations of 54.2% on a GAAP basis and 15.4% on a non-GAAP basis. We continue to make progress in growing organically with a focus on sales of higher-margin products while making strategic investments to supplement growth in the years ahead,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.

Dental sales of $1.5 billion increased 2.1%, consisting of 3.6% growth in local currencies and a 1.5% decline related to foreign currency exchange. In local currencies, internally generated sales increased 1.7% and growth from acquisitions was 1.9%.

“North America dental consumable merchandise internal sales in local currencies grew 1.2% in the third quarter. We believe Henry Schein grew slightly faster than the end market. Growth was primarily driven by sales of dental specialty products. We also faced a difficult prior-year comparison when internal sales growth in local currencies was 4.3%. Dental equipment internal sales declined by 4.5% in local currencies, partially resulting from a deferral of sales orders in anticipation of a supplier sales event held in early October, which contributed to a decline in high-tech equipment sales,” commented Mr. Bergman.

“Internationally, dental consumables internal sales in local currencies grew 4.1%, driven by broad-based sales growth across the entire business, including strong dental specialty sales in our international markets. Dental equipment internal sales in local currencies increased a robust 7.9%, including strong CAD/CAM sales,” said Mr. Bergman.

Medical sales of $803.7 million increased 11.3%, consisting of 11.4% growth in local currencies and a 0.1% decline related to foreign currency exchange. In local currencies, internally generated sales increased 5.3% and growth from acquisitions was 6.1%, primarily driven by the contribution from North American Rescue.

“We are pleased with Medical internal sales growth of 5.3% in local currencies during the third quarter,” remarked Mr. Bergman. “Physicians value our broad offering of health care solutions and services, whether clinical, financial or operational, which help position practices for success in today’s evolving health care environment.”

Technology and Value-Added Services sales from continuing operations of $137.3 million increased 15.1%, consisting of 15.8% growth in local currencies and a 0.7% decline related to foreign currency exchange. In local currencies, internally generated sales increased 4.9% and growth from acquisitions was 10.9%, primarily driven by the contribution from Lighthouse 360.

“North America Technology and Value-Added Services internal sales growth in local currencies experienced solid growth of 4.5% as practices embraced our software solutions for practice management and patient engagement, and was also bolstered by billing related to the U.S. Department of Defense contract," said Mr. Bergman.

“Internationally, Technology and Value-Added Services internal sales increased 7.5% in local currencies.  Henry Schein One continues to make progress in engaging with customers worldwide to expand access to solutions designed to improve digital dental practice workflow and the patient experience."

Stock Repurchase Plan

The Company repurchased approximately 1.6 million shares of its common stock during the third quarter at an average price of $62.48 per share, for a total of approximately $98 million. The impact of the repurchase of shares on third

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quarter 2019 diluted EPS was immaterial. At the end of the third quarter of 2019, Henry Schein had approximately $75 million authorized and available for future stock repurchases.

On October 31, 2019, Henry Schein announced that its Board of Directors authorized the repurchase of up to $400 million of shares of common stock. Henry Schein now has approximately $475 million authorized and available for future stock repurchases.

Year-to-Date Results

Net sales from continuing operations for the first nine months of 2019 were $7.3 billion, an increase of 5.4% compared with the first nine months of 2018. This consisted of 7.3% growth in local currencies and a decrease of 1.9% related to foreign currency exchange. In local currencies, internally generated sales increased 3.9% and acquisition growth was 3.4%.

Net income attributable to Henry Schein, Inc. from continuing operations for the first nine months of 2019 was $370.1 million, or $2.47 per diluted share, an increase of 18.3% and 21.7%, respectively, compared with the first nine months of 2018. Non-GAAP net income from continuing operations for the first nine months of 2019 was $380.6 million, or $2.54 per diluted share, an increase of 8.6% and 11.4%, respectively, compared with non-GAAP net income from continuing operations and non-GAAP diluted EPS from continuing operations for the first nine months of 2018. Non-GAAP results for the first nine months of 2019 and 2018 exclude certain items noted in Exhibit B, which provides a reconciliation of GAAP net income and diluted EPS from continuing operations to non-GAAP net income and diluted EPS from continuing operations.

2019 EPS Guidance

For 2019, Henry Schein today tightened its non-GAAP diluted EPS guidance. At this time, the Company is not providing GAAP guidance as it is unable to provide an accurate estimate of a gain on the sale of a minority equity investment that will be recorded in the fourth quarter of 2019. The guidance provided today supersedes the guidance previously provided by the Company with respect to its 2019 diluted EPS, both on a GAAP and on a non-GAAP basis. The Company’s Animal Health business was spun off to shareholders as of February 7, 2019, and that business is classified as a discontinued operation for all current and prior periods presented. Financial guidance is as follows:

•          2019 non-GAAP diluted EPS from continuing operations attributable to Henry Schein, Inc. is now expected to be $3.41 to $3.47, reflecting growth of 8% to 9% compared with 2018 non-GAAP diluted EPS from continuing operations of $3.17. This outlook for 2019 non-GAAP diluted EPS from continuing operations excludes $0.08 of estimated restructuring expenses and a $0.01 credit to income tax expense related to the Animal Health spin-off. Non-GAAP guidance also excludes a gain on the sale of a minority equity investment to be recorded in the fourth quarter of 2019. Non-GAAP diluted EPS from continuing operations for 2018 excluded certain expenses and benefits, netting to a charge of $0.37 per diluted share, as reflected in Henry Schein’s fourth quarter and full year 2018 earnings press release.

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•          Guidance for 2019 non-GAAP diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any, and a gain on the sale of a minority equity investment. Guidance also assumes foreign exchange rates that are generally consistent with current levels and that end markets remain stable and are consistent with current market conditions.

2020 EPS Guidance

Henry Schein today introduced 2020 non-GAAP diluted EPS guidance. At this time, the Company is not providing GAAP diluted EPS guidance as it is unable to provide an accurate estimate of expenses related to a restructuring intended to mitigate stranded costs associated with the spin-off of its Animal Health business and to drive operating efficiencies on 2020 financial results. Financial guidance is as follows:

•          2020 non-GAAP diluted EPS from continuing operations attributable to Henry Schein, Inc. is expected to be $3.65 to $3.75, reflecting growth of 6% to 9% compared with the midpoint of 2019 non-GAAP diluted EPS from continuing operations guidance of $3.44.

•          Guidance for 2020 non-GAAP diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any, and restructuring. Guidance also assumes foreign exchange rates that are generally consistent with current levels and that end markets remain stable and are consistent with current market conditions.

Adjustments to Projected 2019 and 2020 Diluted EPS

The Company has provided guidance for 2019 and 2020 diluted EPS from continuing operations on a non-GAAP basis as noted above. A reconciliation to the Company’s projected 2019 diluted EPS from continuing operations prepared on a GAAP basis is not provided because the Company is unable to provide an estimate of the gain on the sale of a minority equity investment and the corresponding tax effect that will be included in the Company’s 2019 diluted EPS from continuing operations prepared on a GAAP basis without unreasonable effort. A reconciliation to the Company’s projected 2020 diluted EPS from continuing operations prepared on a GAAP basis is not provided because the Company is unable to provide an estimate of costs related to a restructuring to mitigate stranded costs and drive additional operating efficiencies and the corresponding tax effect that will be included in the Company’s 2020 diluted EPS from continuing operations prepared on a GAAP basis without unreasonable effort. The inability to provide these reconciliations is due to the uncertainty and inherent difficulty of predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management does not believe these items are representative of the Company’s underlying business performance.

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For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Third Quarter 2019 Conference Call Webcast

The Company will hold a conference call to discuss third quarter 2019 financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call through Henry Schein’s website by visiting www.henryschein.com/IRwebcasts. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is a solutions company for health care professionals powered by a network of people and technology. With approximately 19,000 Team Schein Members worldwide, the Company's network of trusted advisors provides more than 1 million customers globally with more than 300 valued solutions that improve operational success and clinical outcomes. Our Business, Clinical, Technology, and Supply Chain solutions help office-based dental and medical practitioners work more efficiently so they can provide quality care more effectively. These solutions also support dental laboratories, government and institutional health care clinics, as well as other alternate care sites.

Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items.

A FORTUNE 500 Company and a member of the S&P 500® and the Nasdaq 100® indexes, Henry Schein is headquartered in Melville, N.Y., and has operations or affiliates in 32 countries. The Company's sales from continuing operations reached $9.4 billion in 2018, and have grown at a compound annual rate of approximately 13 percent since Henry Schein became a public company in 1995.

For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenrySchein, and @HenrySchein on Twitter.

Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements include EPS guidance and are generally identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate," “to be,” “to make” or other comparable terms.  A full discussion of our operations and financial condition, status of litigation matters, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

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Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic conditions; risks associated with currency fluctuations; risks associated with political and economic uncertainty; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions, dispositions and joint ventures, including the failure to achieve anticipated synergies/benefits; financial and tax risks associated with acquisitions, dispositions and joint ventures; litigation risks; new or unanticipated litigation developments and the status of litigation matters; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence on third parties for certain technologically advanced components; increased competition by third party online commerce sites; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP).  These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income.  Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

CONTACTS:   Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Carolynne Borders

Vice President, Investor Relations

carolynne.borders@henryschein.com

(631) 390-8105

Media

Ann Marie Gothard

Vice President, Corporate Media Relations

annmarie.gothard@henryschein.com

(631) 390-8169

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2019	2018	2019	2018

Net sales	$2,508,767	$2,355,565	$7,316,862	$6,945,047
Cost of sales	1,747,600	1,633,206	5,036,574	4,785,231
Gross profit	761,167	722,359	2,280,288	2,159,816
Operating expenses:
Selling, general and administrative	574,771	552,051	1,742,597	1,658,988
Litigation settlements	-	38,488	-	38,488
Restructuring costs (credits)	(802)	8,551	15,764	19,723
Operating income	187,198	123,269	521,927	442,617
Other income (expense):
Interest income	3,943	3,928	12,368	11,105
Interest expense	(12,373)	(20,430)	(41,459)	(54,569)
Other, net	(177)	(586)	(2,012)	(1,773)
Income from continuing operations before taxes, equity in
earnings of affiliates and noncontrolling interests	178,591	106,181	490,824	397,380
Income taxes	(41,964)	(16,633)	(117,326)	(86,654)
Equity in earnings of affiliates	6,585	6,699	14,771	14,829
Net income from continuing operations	143,212	96,247	388,269	325,555
Income (loss) from discontinued operations	5,641	30,729	(5,576)	97,561
Net Income	148,853	126,976	382,693	423,116
Less: Net income attributable to noncontrolling interests	(8,296)	(5,477)	(18,187)	(12,615)
Less: Net (income) loss attributable to noncontrolling interests
from discontinued operations	-	(21)	366	(7,593)
Net income attributable to Henry Schein, Inc.	$140,557	$121,478	$364,872	$402,908
Amounts attributable to Henry Schein Inc.:
Continuing operations	$134,916	$90,770	$370,082	$312,940
Discontinued operations	5,641	30,708	(5,210)	89,968
Net income attributable to Henry Schein, Inc.	$140,557	$121,478	$364,872	$402,908

Earnings per share from continuing operations attributable to Henry Schein, Inc.:

Basic	$0.92	$0.60	$2.49	$2.05
Diluted	$0.91	$0.59	$2.47	$2.03

Earnings (loss) per share from discontinued operations attributable to Henry Schein, Inc.:

Basic	$0.04	$0.20	$(0.04)	$0.59
Diluted	$0.04	$0.20	$(0.04)	$0.58

Earnings per share attributable to Henry Schein, Inc.:

Basic	$0.96	$0.80	$2.46	$2.63
Diluted	$0.95	$0.79	$2.43	$2.62

Weighted-average common shares outstanding:
Basic	147,136	152,533	148,603	152,970
Diluted	148,575	153,614	149,920	153,982

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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HENRY SCHEIN, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	September 28,	December 29,
	2019	2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$75,256	$56,885
Accounts receivable, net of reserves of $55,116 and $53,121	1,278,939	1,168,776
Inventories, net	1,356,897	1,415,512
Prepaid expenses and other	404,650	451,033
Assets of discontinued operations	-	1,083,014
Total current assets	3,115,742	4,175,220
Property and equipment, net	311,123	314,221
Operating lease right-of-use assets, net	240,126	-
Goodwill	2,441,175	2,081,029
Other intangibles, net	603,172	376,031
Investments and other	385,744	420,367
Assets of discontinued operations	-	1,133,659
Total assets	$7,097,082	$8,500,527

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$854,658	$785,756
Bank credit lines	107,841	951,458
Current maturities of long-term debt	109,188	8,280
Operating lease liabilities	67,374	-
Liabilities of discontinued operations	-	577,607
Accrued expenses:
Payroll and related	230,239	242,876
Taxes	111,051	154,613
Other	428,341	498,237
Total current liabilities	1,908,692	3,218,827
Long-term debt	872,229	980,344
Deferred income taxes	68,643	27,218
Operating lease liabilities	182,505	-
Other liabilities	322,378	357,741
Liabilities of discontinued operations	-	62,453
Total liabilities	3,354,447	4,646,583

Redeemable noncontrolling interests	283,325	219,724
Redeemable noncontrolling interests from discontinued operations	-	92,432
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 480,000,000 shares authorized,
146,254,864 outstanding on September 28, 2019 and
151,401,668 outstanding on December 29, 2018	1,463	1,514
Additional paid-in capital	65,641	-
Retained earnings	2,957,850	3,208,589
Accumulated other comprehensive loss	(195,426)	(248,771)
Total Henry Schein, Inc. stockholders' equity	2,829,528	2,961,332
Noncontrolling interests	629,782	580,456
Total stockholders' equity	3,459,310	3,541,788
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$7,097,082	$8,500,527

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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HENRY SCHEIN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$148,853	$126,976	$382,693	$423,116
Income (loss) from discontinued operations	5,641	30,729	(5,576)	97,561
Income from continuing operations	143,212	96,247	388,269	325,555
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	46,855	35,783	136,210	106,930
Stock-based compensation expense	13,338	9,516	33,110	30,570
Provision for losses on trade and other accounts receivable	3,600	2,072	7,576	7,400
Benefit from deferred income taxes	(5,752)	(3,544)	(3,468)	(3,768)
Equity in earnings of affiliates	(6,585)	(6,699)	(14,771)	(14,829)
Distributions from equity affiliates	6,556	5,241	67,913	14,585
Changes in unrecognized tax benefits	(900)	2,096	3,535	2,853
Other	(1,077)	2,581	(2,122)	503
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(97,932)	(102,215)	(115,384)	(141,017)
Inventories	(11,710)	8,216	75,093	(59,794)
Other current assets	(8,250)	(54,408)	(70,348)	(58,856)
Accounts payable and accrued expenses	145,039	162,641	19,567	59,263
Net cash provided by operating activities from continuing operations	226,394	157,527	525,180	269,395
Net cash provided by (used in) operating activities from discontinued operations	5,641	16,341	(163,653)	121,359
Net cash provided by operating activities	232,035	173,868	361,527	390,754

Cash flows from investing activities:
Purchases of fixed assets	(18,248)	(19,090)	(48,956)	(49,319)
Payments for equity investments and business
acquisitions, net of cash acquired	(34,652)	(37,652)	(657,093)	(38,996)
Proceeds from sale of equity investment	-	-	10,500	-
Proceeds/(payments) for loan to affiliate	580	(6,000)	16,448	(24,200)
Other	(3,486)	(4,094)	(12,248)	(11,557)
Net cash used in investing activities from continuing operations	(55,806)	(66,836)	(691,349)	(124,072)
Net cash used in investing activities from discontinued operations	-	(4,881)	(2,064)	(22,285)
Net cash used in investing activities	(55,806)	(71,717)	(693,413)	(146,357)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	(134,834)	(34,119)	(843,846)	404,098
Proceeds from issuance of debt	-	15,000	741	115,000
Principal payments for long-term debt	(1,214)	(401)	(10,252)	(24,483)
Debt issuance costs	-	(218)	(391)	(395)
Proceeds from issuance of stock upon exercise of stock options	-	54	34	3,076
Payments for repurchases of common stock	(98,218)	(60,751)	(325,000)	(114,106)
Payments for taxes related to shares withheld for employee taxes	(224)	(238)	(10,751)	(17,903)
Distribution received related to Animal Health Spin-off	-	-	1,120,000	-
Proceeds related to Animal Health Share Sale	-	-	361,090	-
Proceeds from (distributions to) noncontrolling stockholders	4,031	(1,464)	53,429	(6,142)
Acquisitions of noncontrolling interests in subsidiaries	(88)	(77)	(2,358)	(286,233)
Proceeds from (payments to) Henry Schein Animal Health Business	46,400	(2,062)	(166,557)	(292,806)
Net cash provided by (used in) financing activities from continuing operations	(184,147)	(84,276)	176,139	(219,894)
Net cash provided by (used in) financing activities from discontinued operations	(5,641)	(11,972)	144,633	(98,622)
Net cash provided by (used in) financing activities	(189,788)	(96,248)	320,772	(318,516)

Effect of exchange rate changes on cash & cash equivalents
continuing operations	3,891	1,200	8,401	14,505
Effect of exchange rate changes on cash & cash equivalents
discontinued operations	-	1,316	(2,240)	4,696
Net change in cash and cash equivalents from continuing operations	(9,668)	7,615	18,371	(60,066)
Net change in cash and cash equivalents from discontinued operations	-	804	(23,324)	5,148
Cash and cash equivalents, beginning of period	84,924	90,321	56,885	158,002
Cash and cash equivalents, end of period	$75,256	$97,936	$75,256	$97,936

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - QTD Sales

Henry Schein, Inc.
2019 Third Quarter
Sales Summary
(in thousands)
(unaudited)

Q3 2019 over Q3 2018

Global	Q3 2019	Q3 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,545,984	$1,514,325	2.1%	-1.5%	3.6%	1.9%	1.7%

Medical	803,709	721,942	11.3%	-0.1%	11.4%	6.1%	5.3%

Total Health Care Distribution	2,349,693	2,236,267	5.1%	-1.0%	6.1%	3.2%	2.9%

Technology and value-added services	137,331	119,298	15.1%	-0.7%	15.8%	10.9%	4.9%

Total excluding Corporate TSA Revenue	2,487,024	2,355,565	5.6%	-1.0%	6.6%	3.6%	3.0%

Corporate TSA revenues (1)	21,743	-	n/a	n/a	n/a	n/a	n/a
Total Global	$2,508,767	$2,355,565	6.5%	-1.1%	7.6%	3.7%	3.9%
North America	Q3 2019	Q3 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$951,796	$951,199	0.1%	0.0%	0.1%	0.3%	-0.2%

Medical	784,349	702,758	11.6%	0.0%	11.6%	6.3%	5.3%

Total Health Care Distribution	1,736,145	1,653,957	5.0%	0.0%	5.0%	2.9%	2.1%

Technology and value-added services	120,197	103,955	15.6%	0.0%	15.6%	11.1%	4.5%

Total excluding Corporate TSA Revenue	1,856,342	1,757,912	5.6%	0.0%	5.6%	3.3%	2.3%

Corporate TSA revenues (1)	1,077	-	n/a	n/a	n/a	n/a	n/a

Total North America	$1,857,419	$1,757,912	5.7%	0.0%	5.7%	3.4%	2.3%

International	Q3 2019	Q3 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$594,188	$563,126	5.5%	-4.0%	9.5%	4.5%	5.0%

Medical	19,360	19,184	0.9%	-4.4%	5.3%	0.0%	5.3%

Total Health Care Distribution	613,548	582,310	5.4%	-4.0%	9.4%	4.4%	5.0%

Technology and value-added services	17,134	15,343	11.7%	-5.5%	17.2%	9.7%	7.5%

Total excluding Corporate TSA Revenue	630,682	597,653	5.5%	-4.1%	9.6%	4.5%	5.1%

Corporate TSA revenues (1)	20,666	-	n/a	n/a	n/a	n/a	n/a
Total International	$651,348	$597,653	9.0%	-4.0%	13.0%	4.5%	8.5%

(1)     Corporate TSA revenues represents sales of certain products to Covetrus under the transition services agreement entered into in connection with the Animal Health spin-off, which we expect to continue through August 2020.

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - YTD Sales

Henry Schein, Inc.
2019 Third Quarter Year-to-Date
Sales Summary
(in thousands)
(unaudited)

Q3 2019 Year-to-Date over Q3 2018 Year-to-Date

Global	Q3 2019	Q3 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$4,693,803	$4,674,534	0.4%	-2.8%	3.2%	1.3%	1.9%

Medical	2,184,927	1,976,367	10.6%	-0.1%	10.7%	4.8%	5.9%

Total Health Care Distribution	6,878,730	6,650,901	3.4%	-2.0%	5.4%	2.3%	3.1%

Technology and value-added services	377,891	294,146	28.5%	-1.1%	29.6%	27.4%	2.2%

Total excluding Corporate TSA Revenue	7,256,621	6,945,047	4.5%	-1.9%	6.4%	3.4%	3.0%

Corporate TSA revenues (1)	60,241	-	n/a	n/a	n/a	n/a	n/a
Total Global	$7,316,862	$6,945,047	5.4%	-1.9%	7.3%	3.4%	3.9%

North America	Q3 2019	Q3 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$2,850,762	$2,830,384	0.7%	-0.3%	1.0%	0.1%	0.9%

Medical	2,125,002	1,915,944	10.9%	0.0%	10.9%	4.9%	6.0%

Total Health Care Distribution	4,975,764	4,746,328	4.8%	-0.2%	5.0%	2.1%	2.9%

Technology and value-added services	327,618	245,761	33.3%	-0.1%	33.4%	31.8%	1.6%

Total excluding Corporate TSA Revenue	5,303,382	4,992,089	6.2%	-0.2%	6.4%	3.5%	2.9%

Corporate TSA revenues (1)	4,098	-	n/a	n/a	n/a	n/a	n/a
Total North America	$5,307,480	$4,992,089	6.3%	-0.2%	6.5%	3.6%	2.9%

International	Q3 2019	Q3 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,843,041	$1,844,150	-0.1%	-6.6%	6.5%	3.1%	3.4%

Medical	59,925	60,423	-0.8%	-6.3%	5.5%	0.0%	5.5%

Total Health Care Distribution	1,902,966	1,904,573	-0.1%	-6.5%	6.4%	3.0%	3.4%

Technology and value-added services	50,273	48,385	3.9%	-6.7%	10.6%	5.2%	5.4%

Total excluding Corporate TSA Revenue	1,953,239	1,952,958	0.0%	-6.5%	6.5%	3.0%	3.5%

Corporate TSA revenues (1)	56,143	-	n/a	n/a	n/a	n/a	n/a
Total International	$2,009,382	$1,952,958	2.9%	-6.5%	9.4%	3.1%	6.3%

(1)     Corporate TSA revenues represents sales of certain products to Covetrus under the transition services agreement entered into in connection with the Animal Health spin-off, which we expect to continue through August 2020.

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit B

Henry Schein, Inc.
2019 Third Quarter and Year-to-Date
Reconciliation of reported GAAP net income from continuing operations and diluted EPS from continuing operations attributable to Henry Schein, Inc.
to non-GAAP net income from continuing operations and
diluted EPS from continuing operations attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Third Quarter			Year-to-Date
			%			%
	2019	2018	Growth	2019	2018	Growth
Net Income from continuing operations attributable to Henry Schein, Inc.	$134,916	$90,770	48.6%	$370,082	$312,940	18.3%
Diluted EPS from continuing operations attributable to Henry Schein, Inc.	$0.91	$0.59	54.2%	$2.47	$2.03	21.7%

Non-GAAP Adjustments
Restructuring costs (credits) - Pre-tax (1)	$(802)	$8,551		$15,764	$19,723
Income tax expense (benefit) for restructuring costs (credits) (1)	201	(2,139)		(3,941)	(4,904)
Litigation settlements - Pre-tax (2)	-	38,488		-	38,488
Income tax benefit for litigation settlements (2)	-	(9,622)		-	(9,622)
One-time tax on reorganization related to HS One (3)	-	3,914		-	3,914
Transition tax on repatriated foreign earnings (4)	-	(10,000)		-	(10,000)
Tax credit related to Animal Health spin-off (5)	-	-		(1,333)	-
Total non-GAAP adjustments to Net Income from continuing operations	$(601)	$29,192		$10,490	$37,599

Non-GAAP adjustments to diluted EPS from continuing operations	$(0.01)	$0.19		$0.07	$0.24

Non-GAAP Net Income from continuing operations attributable to Henry Schein, Inc.	$134,315	$119,962	12.0%	$380,572	$350,539	8.6%
Non-GAAP diluted EPS from continuing operations attributable to Henry Schein, Inc.	$0.90	$0.78	15.4%	$2.54	$2.28	11.4%

Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.  Earnings per share numbers may not sum due to rounding.

(1)      Represents Q3 2019 restructuring credits of $802, net of $201 tax expense, resulting in an after-tax effect of $601 and YTD 2019 restructuring costs of $15,764, net of $3,941 tax benefit, resulting in an after-tax effect of $11,823.  Represents Q3 2018 restructuring costs of $8,551, net of $2,139 tax benefit, resulting in an after-tax effect of $6,412 and YTD 2018 restructuring costs of $19,723, net of $4,904 tax benefit, resulting in an after-tax effect of $14,819.

(2)      Represents Q3 2018 pre-tax charge of $38,488 related to a litigation settlement.  The associated tax benefit of $9,622 resulted in a net after tax charge of $28,866.

(3)      Represents a Q3 2018 one-time charge of $3,914 related to a tax on reorganization of legal entities related to forming Henry Schein One.

(4)      Represents a Q3 2018 one-time credit of $10,000 related to a change in the estimate of the transition tax on deemed repatriated foreign earnings.

(5)      Represents a change in estimate of $1,333 to income tax expense related to a one-time tax expense recorded in Q4 2018 as a result of a reorganization of legal entities completed in preparation for the Animal Health spin-off, which was completed on February 7, 2019.

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